CSW Energy, Inc.
                                  Balance Sheet
                                  June 30, 1998
                                   (Unaudited)
                                    ($000's)


                Assets

Current Assets
   Cash and cash equivalents                           $ 26,404
   Accounts receivable                                   17,221
   Prepaid expenses                                         370
                                                     -----------
      Total current assets                               43,995
                                                     -----------

Investments In and Advances to Energy Projects          112,785

Notes Receivable - Affiliate                              5,912

Notes Receivable                                         63,421

Other Assets
  Construction in progress and project development       28,159
   costs
  Property, Plant, and Equipment, net                   195,973
  Other - net                                             8,574
                                                     -----------
      Total other assets                                232,706
                                                     ===========
         Total assets                                 $ 458,819
                                                     ===========


 Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                    $ 20,607
   Accrued liabilities and other                          7,851
                                                     -----------
      Total current liabilities                          28,458
                                                     -----------

Long Term Debt                                          199,866

Deferred Income Taxes                                    48,177

Other                                                    53,518
                                                     -----------
      Total liabilities                                 330,019
                                                     -----------

                                                     -----------
Minority Interest                                        16,536
                                                     -----------

Shareholder's Equity
   Common stock                                               1
   Additional paid-in-capital                           108,139
   Accumulated retained earnings                          4,124
                                                     -----------
      Total shareholder's equity                        112,264
                                                     -----------
         Total liabilities, shareholder's equity      $ 458,819
          and minority interest                      ===========